Exhibit 21.1

Subsidiaries of National Mentor Holdings, Inc.

Subsidiary	State of Incorporation/ Organization
Center for Comprehensive Services, Inc.	Illinois
Cornerstone Living Skills, Inc.	California
Family Advocacy Services, LLC	Delaware
First Step Independent Living Program, Inc.	California
Homework Center, Inc.	Minnesota
Horrigan Cole Enterprises, Inc.	California
Illinois Mentor, Inc.	Illinois
Loyd’s Liberty Homes, Inc.	California
Massachusetts Mentor, Inc.	Massachusetts
Mentor Management, Inc.	Delaware
Mentor Maryland, Inc.	Maryland
National Mentor, LLC	Delaware
National Mentor Healthcare, LLC	Delaware
National Mentor Holdings, LLC	Delaware
National Mentor Services, Inc.	Delaware
National Mentor Services, LLC	Delaware
Ohio Mentor, Inc.	Ohio
REM Arizona Rehabilitation, Inc.	Arizona
REM Arrowhead, Inc.	Minnesota
REM Central Lakes, Inc.	Minnesota
REM Colorado, Inc.	Colorado
REM Community Options, Inc.	West Virginia
REM Community Payroll Services, LLC	Minnesota
REM Connecticut Community Services, Inc.	Connecticut
REM Consulting & Services, Inc.	Minnesota
REM Consulting of Ohio, Inc.	Ohio
REM Developmental Services, Inc.	Iowa
REM Health, Inc.	Minnesota
REM Health of Iowa, Inc.	Iowa
REM Health of Nebraska, LLC	Delaware
REM Health of Wisconsin, Inc.	Wisconsin
REM Health of Wisconsin II, Inc.	Wisconsin
REM Heartland, Inc.	Minnesota
REM Hennepin, Inc.	Minnesota
REM Home Health, Inc.	Minnesota
REM, Inc.	Minnesota
REM Indiana Community Services, Inc.	Indiana
REM Indiana Community Services II, Inc.	Indiana
REM Indiana, Inc.	Indiana
REM Iowa Community Services, Inc.	Iowa

REM Iowa, Inc.	Iowa
REM Management, Inc.	Minnesota
REM Maryland, Inc.	Maryland
REM Minnesota Community Services, Inc.	Minnesota
REM Minnesota, Inc.	Minnesota
REM Nevada, Inc.	Nevada
REM New Jersey, Inc.	New Jersey
REM North Dakota, Inc.	North Dakota
REM North Star, Inc.	Minnesota
REM Ohio, Inc.	Ohio
REM Ohio Waivered Services, Inc.	Ohio
REM Pennsylvania Community Services, Inc.	Pennsylvania
REM Ramsey, Inc.	Minnesota
REM River Bluffs, Inc.	Minnesota
REM South Central Services, Inc.	Minnesota
REM Southwest Services, Inc.	Minnesota
REM Utah, Inc.	Utah
REM West Virginia, Inc.	West Virginia
REM Wisconsin, Inc.	Wisconsin
REM Wisconsin II, Inc.	Wisconsin
REM Wisconsin III, Inc.	Wisconsin
REM Woodvale, Inc.	Minnesota
South Carolina Mentor, Inc.	South Carolina
Unlimited Quest, Inc.	California